Exhibit 99.1

Media	Investors
Janis Allen	Kevin Chamberlain
(805) 330-4899	Isaac Garden
(818) 224-7028

PennyMac Financial Services, Inc. Reports Fourth Quarter and Full-Year
2020 Results and Increases Quarterly Dividend

Also Announces $500 Million Increase in Stock Repurchase Program

Westlake Village, CA, February 4th, 2021 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $452.8 million for the fourth quarter of 2020, or $5.97 per share on a diluted basis, on revenue of $1.0 billion. Book value per share increased to $47.80 from $41.67 at September 30, 2020.

PFSI’s Board of Directors declared a fourth quarter cash dividend of $0.20 per share, a 33 percent increase from the prior quarter, payable on February 25, 2021, to common stockholders of record as of February 12, 2021.

PFSI’s Board of Directors also approved an increase to its stock repurchase authorization from $500 million to $1.0 billion of outstanding common stock.

Fourth Quarter 2020 Highlights

•	Pretax income was $617.2 million, down 15 percent from the prior quarter and up 204 percent from the fourth quarter of 2019

o	Strong earnings driven by core production and servicing results partially offset by fair value losses on mortgage servicing rights (MSRs) and associated hedging and other losses

o	Repurchased approximately 1.6 million shares of PFSI’s common stock for an approximate cost of $89.3 million

•	Production segment pretax income was $572.6 million, down 7 percent from the prior quarter and up 182 percent from the fourth quarter of 2019, driven by strong performance across all channels

o	Direct lending interest rate lock commitments (IRLCs) were a record $18.6 billion in unpaid principal balance (UPB), up 13 percent from the prior quarter and 158 percent from the fourth quarter of 2019

–	$12.8 billion in UPB of IRLCs in the consumer direct channel; $5.7 billion in UPB of IRLCs in the broker direct channel

o	Government correspondent IRLCs totaled $19.7 billion in UPB, down 2 percent from the prior quarter and up 22 percent from the fourth quarter of 2019

o	Total loan acquisitions and originations were a record $69.4 billion in UPB, up 28 percent from the prior quarter and 64 percent from the fourth quarter of 2019

o	Correspondent acquisitions of conventional loans fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $38.0 billion in UPB, up 39 percent from the prior quarter and 85 percent from the fourth quarter of 2019

•	Servicing segment pretax income was $42.0 million, down from pretax income of $111.7 million in the prior quarter and up from a pretax loss of $5.1 million in the fourth quarter of 2019

o	Pretax income excluding valuation-related items was $234.3 million, up 230 percent from the prior quarter and 499 percent from the fourth quarter of 2019, driven by continued loss mitigation activities related to COVID-19

o	Valuation items included:

–	$44.2 million in MSR fair value losses driven by faster-than-expected prepayment speeds and $102.5 million in hedging and other losses; net impact on pretax income related to these items was $(146.6) million and on earnings per share was $(1.42)

–	A $45.6 million provision for credit losses on active loans related to COVID-19

o	Servicing portfolio grew to $426.8 billion in UPB, up 6 percent from September 30, 2020 and 16 percent from December 31, 2019, driven by record production volumes offsetting elevated prepayment activity

•	Investment Management segment pretax income was $2.6 million, down from $3.3 million in the prior quarter and $5.2 million in the fourth quarter of 2019

o	Net assets under management (AUM) were $2.3 billion, up 1 percent from September 30, 2020

Notable activity after quarter-end:

•	Repurchased an additional approximately 1.1 million shares of PFSI’s common stock for an approximate cost of $66 million through February 3, 2021

Full-Year 2020 Highlights

•	Pretax income of $2.2 billion, up 323 percent from the prior year and the highest level on record for PennyMac Financial

o	Diluted earnings per share of $20.92, up from $4.89 in 2019 and also a record

•	Total net revenue of $3.7 billion, up 151 percent from the prior year

•	Repurchased approximately 8.9 million shares of PFSI’s common stock, or approximately 11 percent of the total outstanding at the beginning of the year, for an approximate cost of $337 million

•	Record loan production of $196.6 billion in UPB, an increase of 67 percent from the prior year

o	$36 billion in UPB of originations in the direct lending channels, up 163 percent from 2019

•	Servicing portfolio UPB of $426.8 billion at year end, up 16 percent from December 31, 2019

“PennyMac Financial delivered another strong quarter,” said President and CEO David Spector, “with book value per share increasing 15% on record production levels. PFSI’s third quarter momentum carried into the fourth quarter with net income near record levels and producing a return on equity of 56% for the quarter. Our direct lending channels showed incredible growth with consumer direct and broker direct originations growing 27% and 29%, respectively. Our modest market share in both of these channels provides ample room for growth and with foundational investments made in technology and back office fulfillment, we are well positioned to scale those businesses. As we grow our origination business we are organically increasing our servicing portfolio, which ended the year at over $426 billion in unpaid principal balance. This portfolio growth contributed to strong servicing income and, when excluding valuation-related items, resulted in record pretax income for the fourth quarter. All of this while helping thousands of borrowers who were affected by COVID-19 exit successfully from their forbearance plans.”

Mr. Spector continued, “The outstanding fourth quarter was the culmination of a remarkable year for PennyMac Financial. Funding nearly $200 billion in unpaid principal balance and ending the year with a servicing portfolio of nearly 2 million customers, 2020 was certainly a record year for PFSI. We also successfully protected our asset values as our disciplined hedging and risk management strategy largely offset the $1 billion write-down on the fair value of the MSR. Additionally, we granted approximately 291 thousand homeowners forbearance plans in 2020 and have helped, or are in the process of helping, approximately 145 thousand borrowers successfully emerge from their forbearance plans. This was all done while the vast majority of our employees were working from home for most of the year. I am incredibly thankful and proud of the over 6,000 PennyMac employees who managed through the challenges of the pandemic to deliver extraordinary results. We believe we are well positioned to continue our success and expect the Company’s exceptional financial performance to persist through 2021.”

Mr. Spector concluded, “All of us at PennyMac are grateful for the many kind thoughts and tributes we have received since announcing the sad passing of Stan Kurland, our founder and Chairman. While Stan had retired from day-to-day responsibilities at PennyMac, he remained a trusted advisor and dear friend. His leadership helped lay the foundation for PennyMac’s long-term success which included building and developing a deep management team that carries on his legacy.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended December 31, 2020
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$659,915	$199,146	$859,061	$-	$859,061
Loan origination fees	93,460	-	93,460	-	93,460
Fulfillment fees from PMT	72,606	-	72,606	-	72,606
Net loan servicing fees	-	26,496	26,496	-	26,496
Management fees	-	-	-	8,687	8,687
Net interest expense:
Interest income	29,765	44,427	74,192	-	74,192
Interest expense	31,036	62,612	93,648	5	93,653
	(1,271)	(18,185)	(19,456)	(5)	(19,461)
Other	212	111	323	974	1,297
Total net revenue	824,922	207,568	1,032,490	9,656	1,042,146
Expenses	252,276	165,547	417,823	7,097	424,920
Pretax income	$572,646	$42,021	$614,667	$2,559	$617,226

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $69.4 billion in UPB, $31.4 billion of which was for its own account, and $38.0 billion of which was fee-based fulfillment activity for PMT. Correspondent government and direct lending IRLCs totaled $38.3 billion in UPB, up 5 percent from the prior quarter and 64 percent from the fourth quarter of 2019.

Production segment pretax income was $572.6 million, down 7 percent from the prior quarter and up 182 percent from the fourth quarter of 2019. Production revenue totaled $824.9 million, down 2 percent from the prior quarter and up 134 percent from the fourth quarter of 2019. The quarter-over-quarter decrease was primarily driven by a $40.9 million decrease in net gains on loans held for sale. The decrease was driven by lower production margins and was offset by a $17.9 million increase in loan origination fees and a $17.8 million increase in fulfillment fees, driven by record volumes across all channels.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(in thousands)
Receipt of MSRs and recognition of MSLs in loan sale transactions	$367,501	$245,946	$328,182
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(11,868)	(9,776)	(2,624)
Provision of liability for representations and warranties, net	(4,667)	(2,746)	(1,583)
Cash gain (1)	459,887	533,292	4,694
Fair value changes of pipeline, inventory and hedges	48,208	88,553	(71,182)
Net gains on mortgage loans held for sale	$859,061	$855,269	$257,487
Net gains on mortgage loans held for sale by segment:
Production	$659,915	$700,830	$227,751
Servicing	$199,146	$154,439	$29,736

(1) Net of cash hedging results

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $72.6 million in the fourth quarter, up 32 percent from the prior quarter and up 25 percent from the fourth quarter of 2019. The quarter-over-quarter increase in fulfillment fee revenue was driven primarily by a 39 percent increase in acquisition volumes by PMT slightly offset by a decrease in the weighted average fulfillment fee rate to 19 basis points from 20 basis points in the prior quarter.

Net interest expense totaled $1.3 million, down from net interest income of $7.7 million in the prior quarter and net interest income of $2.9 million in the fourth quarter of 2019.

Production segment expenses were $252.3 million, up 12 percent from the prior quarter and 68 percent from the fourth quarter of 2019, as a result of record volumes across all channels.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. Servicing segment pretax income was $42.0 million, versus pretax income of $111.7 million in the prior quarter and a pretax loss of $5.1 million in the fourth quarter of 2019. Servicing segment net revenues totaled $207.6 million, down 23 percent from the prior quarter and up 65 percent from the fourth quarter of 2019. The quarter-over-quarter decrease was driven by lower net loan servicing fees.

Revenue from net loan servicing fees totaled $26.5 million, down from $132.8 million in the prior quarter, as a result of higher net valuation related losses. Revenue from net loan servicing fees included $262.7 million in servicing fees, reduced by $89.6 million from the realization of MSR cash flows. Net valuation-related losses totaled $146.6 million, and included MSR fair value losses of $44.2 million, and hedging and other losses of $102.5 million.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(in thousands)
Loan servicing fees (1)	$262,740	$250,368	$234,871
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(89,611)	(90,187)	(113,102)
Change in fair value inputs	(44,163)	(37,030)	160,611
Change in fair value of excess servicing spread financing	6,677	3,135	(2,263)
Hedging (losses) gains	(109,147)	6,521	(192,386)
Net change in fair value of MSRs and MSLs	(236,244)	(117,561)	(147,140)
Net loan servicing fees	$26,496	$132,807	$87,731

(1) Includes contractually-specified servicing fees

Servicing segment revenue included $199.1 million in net gains on loans held for sale related to reperforming government-insured and guaranteed loans, up significantly from $154.4 million in the prior quarter and $29.7 million in the fourth quarter of 2019, as a result of increased loss mitigation activity on loans emerging from forbearance. These previously delinquent loans were purchased out of Ginnie Mae securitizations and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily through loan modifications or FHA Partial Claims. With respect to the FHA Partial Claims, the reperforming loans must remain current for a minimum of six months to be eligible for resecuritization. Net interest expense totaled $18.2 million, versus net interest expense of $17.9 million in the prior quarter and net interest income of $8.0 million in the fourth quarter of 2019. Interest income was $44.4 million, up from $26.9 million in the prior quarter, driven by the increase in interest received on loans bought out in prior periods. Interest expense was $62.6 million, up from $44.9 million in the prior quarter driven by the financing of increased balances of loans purchased out of Ginnie Mae securitizations.

Servicing segment expenses totaled $165.6 million, up 4 percent from the prior quarter driven by portfolio growth.

The total servicing portfolio grew to $426.8 billion in UPB at December 31, 2020, an increase of 6 percent from September 30, 2020 and 16 percent from December 31, 2019. PennyMac Financial subservices and conducts special servicing for $174.4 billion in UPB, an increase of 11 percent from September 30, 2020 and 29 percent from December 31, 2019. PennyMac Financial’s owned MSR portfolio grew to $252.3 billion in UPB, an increase of 3 percent from September 30, 2020 and 8 percent from December 31, 2019.

The table below details PennyMac Financial’s servicing portfolio UPB:

	December 31, 2020	September 30, 2020	December 31, 2019
	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights
Originated	$196,873,590	$187,134,080	$166,188,825
Acquisitions	41,537,219	47,716,917	59,598,279
	238,410,809	234,850,997	225,787,104
Mortgage servicing liabilities	2,857,492	1,799,562	2,758,454
Loans held for sale	11,063,938	8,749,673	4,724,006
	252,332,239	245,400,232	233,269,564
Subserviced for PMT	174,360,317	156,425,439	135,288,944
Total prime servicing	426,692,556	401,825,671	368,558,508
Special servicing - subserviced for PMT	58,274	71,129	125,724
Total loans serviced	$426,750,830	$401,896,800	$368,684,232

Loans serviced:
Owned
Mortgage servicing rights	$238,410,809	$234,850,997	$225,787,104
Mortgage servicing liabilities	2,857,492	1,799,562	2,758,454
Loans held for sale	11,063,938	8,749,673	4,724,006
	252,332,239	245,400,232	233,269,564
Subserviced	174,418,591	156,496,568	135,414,668
Total loans serviced	$426,750,830	$401,896,800	$368,684,232

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $2.3 billion as of December 31, 2020, up 1 percent from September 30, 2020, due to an increase in PMT’s book value primarily driven by the continued recovery in the fair value of its government sponsored enterprise credit risk transfer investments and strong correspondent segment results.

Pretax income for the Investment Management segment was $2.6 million, down from $3.3 million in the prior quarter and $5.2 million in the fourth quarter of 2019. Management fees, which include base management and performance incentive fees from PMT were $8.7 million, up from $8.5 million in the prior quarter and $10.3 million in the fourth quarter of 2019. Base management fees were $8.7 million, up from $8.5 million in the prior quarter and $8.4 million in the fourth quarter of 2019. Performance-based incentive fees were not earned in the fourth quarter and are not expected to be earned in the near-term due to the impact of PMT’s loss in the first quarter of 2020.

The following table presents a breakdown of management fees:

	Quarter ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$8,687	$8,508	$8,441
Performance incentive	-	-	1,873
Total management fees	$8,687	$8,508	$10,314

Net assets of PennyMac Mortgage Investment Trust	$2,296,859	$2,281,266	$2,450,916

Investment Management segment expenses totaled $7.1 million, up 10 percent from the prior quarter and 8 percent from the fourth quarter of 2019.

Consolidated Expenses

Total expenses were $424.9 million, up 8 percent from the prior quarter and 48 percent from the fourth quarter of 2019, driven by higher volumes of activity in the production segment and higher delinquency-related activity and provisions for credit losses in the servicing segment.

***

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Time) on Thursday, February 4, 2021.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.

Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry. For the twelve months ended December 31, 2020, PennyMac Financial’s production of newly originated loans totaled $197 billion in unpaid principal balance, making it the third largest mortgage lender in the nation. As of December 31, 2020, PennyMac Financial serviced loans totaling $427 billion in unpaid principal balance, making it a top ten servicer of loans in the nation.

Additional information about PennyMac Financial Services, Inc. is available at ir.pennymacfinancial.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; failure to modify, resell or refinance early buyout loans; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; our substantial amount of indebtedness; expected discontinuation of LIBOR; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; maintaining sufficient capital and liquidity to support business growth including compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2020	September 30, 2020	December 31, 2019
	(in thousands, except share amounts)
ASSETS
Cash	$532,716	$529,166	$188,291
Short-term investments at fair value	15,217	102,136	74,611
Loans held for sale at fair value	11,616,400	9,126,172	4,912,953
Assets purchased from PennyMac Mortgage Investment Trust under agreements to resell pledged to creditors	80,862	86,958	107,512
Derivative assets	711,238	578,254	159,686
Servicing advances, net	579,528	393,654	331,169
Mortgage servicing rights	2,581,174	2,333,821	2,926,790
Operating lease right-of-use assets	74,934	72,133	73,090
Investment in PennyMac Mortgage Investment Trust at fair value	1,105	991	1,672
Receivable from PennyMac Mortgage Investment Trust	87,005	122,478	48,159
Loans eligible for repurchase	14,625,447	17,183,873	1,046,527
Other	692,169	651,229	333,557
Total assets	$31,597,795	$31,180,865	$10,204,017

LIABILITIES
Assets sold under agreements to repurchase	$9,654,797	$7,259,188	$4,141,053
Mortgage loan participation and sale agreements	521,477	535,063	497,948
Obligations under capital lease	11,864	13,957	20,810
Notes payable secured by mortgage servicing assets	1,295,840	1,295,143	1,294,070
Unsecured senior notes	645,820	492,358	-
Excess servicing spread financing payable to PennyMac Mortgage Investment Trust at fair value	131,750	142,990	178,586
Derivative liabilities	42,638	24,537	22,330
Mortgage servicing liabilities at fair value	45,324	31,698	29,140
Operating lease liabilities	94,193	92,005	91,320
Accounts payable and accrued expenses	308,398	278,403	175,273
Payable to PennyMac Mortgage Investment Trust	140,306	77,136	73,280
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	35,165	35,784	46,158
Income taxes payable	622,700	673,149	504,569
Liability for loans eligible for repurchase	14,625,447	17,183,873	1,046,527
Liability for losses under representations and warranties	32,688	28,504	21,446
Total liabilities	28,208,407	28,163,788	8,142,510

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 70,905,532, 72,400,490, and 78,515,047 shares, respectively	7	7	8
Additional paid-in capital	1,047,052	1,116,428	1,335,107
Retained earnings	2,342,329	1,900,642	726,392
Total stockholders' equity	3,389,388	3,017,077	2,061,507
Total liabilities and stockholders’ equity	$31,597,795	$31,180,865	$10,204,017

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	December 31,	September 30,	December 31,
	2020	2020	2019
	(in thousands, except earnings per share)
Revenue
Net gains on loans held for sale at fair value	$859,061	$855,269	$257,487
Loan origination fees	93,460	75,572	63,868
Fulfillment fees from PennyMac Mortgage Investment Trust	72,606	54,839	58,297
Net loan servicing fees:
Loan servicing fees	262,740	250,368	234,871
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	(127,097)	(124,082)	45,246
Hedging results	(109,147)	6,521	(192,386)
Net loan servicing fees	26,496	132,807	87,731
Net interest (expense) income:
Interest income	74,192	52,952	76,015
Interest expense	93,653	63,179	65,132
	(19,461)	(10,227)	10,883
Management fees from PennyMac Mortgage Investment Trust	8,687	8,508	10,314
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	149	(288)	39
Results of real estate acquired in settlement of loans	233	1,214	(648)
Revaluation of payable to exchange Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	280	-	379
Other	635	2,298	2,025
Total net revenue	1,042,146	1,119,992	490,375
Expenses
Compensation	187,807	202,440	141,009
Servicing	87,155	71,110	57,487
Loan origination	69,069	53,752	44,919
Technology	42,594	28,964	15,515
Professional services	19,853	18,307	10,983
Occupancy and equipment	8,535	8,491	7,841
Other	9,907	8,637	9,255
Total expenses	424,920	391,701	287,009
Income before provision for income taxes	617,226	728,291	203,366
Provision for income taxes	164,422	193,131	50,705
Net income	$452,804	$535,160	$152,661
Earnings per share
Basic	$6.31	$7.39	$1.95
Diluted	$5.97	$7.03	$1.88
Weighted-average common shares outstanding
Basic	71,793	72,439	78,466
Diluted	75,898	76,138	81,076
Dividend declared per share	$0.15	$0.15	$-

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Year ended December 31,
	2020	2019	2018
	(in thousands, except earnings per share)
Revenue
Net gains on loans held for sale at fair value	$2,740,785	$725,528	$249,022
Loan origination fees	285,551	174,156	101,641
Fulfillment fees from PennyMac Mortgage Investment Trust	222,200	160,610	81,350
Net loan servicing fees:
Loan servicing fees:
From non-affiliates	814,646	730,165	585,101
From PennyMac Mortgage Investment Trust	67,181	48,797	42,045
Investment funds	-	-	3
Other fees	116,464	98,564	64,133
	998,291	877,526	691,282
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	(1,477,023)	(979,358)	(124,844)
Hedging results	918,180	395,497	(121,045)
Net loan servicing fees	439,448	293,665	445,393
Net interest (expense) income:
Interest income	247,026	288,700	216,416
Interest expense	271,551	211,979	144,597
	(24,525)	76,721	71,819
Management fees, net:
From PennyMac Mortgage Investment Trust	34,538	36,492	24,465
From Investment Funds	-	-	4
	34,538	36,492	24,469
Carried Interest from Investment Funds	-	-	(365)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	(453)	416	332
Results of real estate acquired in settlement of loans	1,036	557	589
Revaluation of payable to exchange Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	280	379	1,126
Other	6,737	8,880	9,253
Total net revenue	3,705,597	1,477,404	984,629
Expenses
Compensation	738,569	503,458	403,270
Servicing	256,934	164,697	137,104
Loan origination	219,746	117,338	27,398
Technology	112,570	67,946	60,103
Professional services	64,064	32,859	27,615
Occupancy and equipment	33,357	28,916	27,152
Other	39,748	32,746	34,290
Total expenses	1,464,988	947,960	716,932
Income before provision for income taxes	2,240,609	529,444	267,697
Provision for income taxes	593,725	136,479	23,254
Net income	1,646,884	392,965	244,443
Less: Net income attributable to noncontrolling interest	-	-	156,749
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$1,646,884	$392,965	$87,694

Earnings per share
Basic	$21.91	$5.02	$2.62
Diluted	$20.92	$4.89	$2.59
Weighted average shares outstanding
Basic	75,161	78,466	33,524
Diluted	78,728	81,076	35,322